SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                               August 7, 2007
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On August 7, 2007, American TonerServ Corp. (the "Company") entered into a Letter Agreement with Optima Technologies, LLC, a Delaware limited liability company and a newly formed, wholly-owned subsidiary of the Company ("Subsidiary"), Azaria Management Group, L.L.C. (formerly named "Optima Technologies, L.L.C."), a Nevada limited liability company ("AMG"), and Steven
R. Jensen, which modifies the Asset Purchase Agreement among the parties that was entered into on April 1, 2007 relating to the purchase of certain assets by the Company.

     The Letter Agreement modifies the terms of the Asset Purchase Agreement and certain related documents. Among the changes are the following:

1. The parties will amend the Management Agreement dated April 1, 2007 (the "Management Agreement"), to provide for the following:

    (a) Subsidiary shall pay to AMG $100,000 on or before October 8, 2007, as consideration for the right of Subsidiary to unilaterally terminate the Management Agreement (the "Subsidiary Termination Right").

    (b) Upon the exercise of the Subsidiary Termination Right, Subsidiary shall pay to AMG an amount equal to $25,000 multiplied by the number of months remaining term of the Management Agreement minus the $100,000 paid as stated above.

    (c) Certain clarifications concerning the Management Agreement will be included in the amended Management Agreement.

2. The Company will take actions necessary to elect Steven R. Jensen to the Company's Board of Directors and to have him be re-elected at each annual meeting of the shareholders for a term equal with the term of the Management Agreement dated as of April 1, 2007. The Company will grant Mr. Jensen an option to purchase 300,000 shares of common stock at an exercise price of $0.36 per share. The stock option shall vest with respect to 10,000 shares for each complete month that Mr. Jensen provides continuous services as a member of the Company's Board of Directors.

3. Subsidiary will buy from AMG certain inventory for a purchase price equal to approximately $350,000, plus interest thereon at the rate of 10% per annum (the "Inventory Price"). The Inventory Price shall be payable in six equal monthly payments.

4. The Secured Promissory Note has been modified to provide that Subsidiary shall pay $280,000 to AMG on or before August 13, 2007, which amount will cover the principal plus all interest, late fees and other costs under the Secured Promissory Note.

5. Subsidiary shall continue to make the scheduled monthly installment payments under the Contingent Promissory Note dated April 1, 2007, until March 1, 2008, at which time the entire outstanding principal balance and unpaid accrued interest shall be due and payable. In addition, the Contingent Promissory Note shall be secured by the accounts receivable and inventory of Subsidiary, which shall be added to the description of collateral under the Security Agreement dated April 1, 2007; provided, however, such security interest shall be subordinated to any financing of ATS of at $3 million.

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     The parties have agreed to promptly and in good faith, prepare, negotiate and execute definitive documents or other instruments as may be necessary to fully effect the agreements contained in the Letter Agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On August 8, 2007, the Company's Board of Directors approved an amendment to the Company's Bylaws to increase the number of Directors of the Company from three persons to four persons and elected Steven R. Jensen to fill the vacancy on the board created thereby. Mr. Jensen (age 45) was the founder of Optima Technologies, LLC (now named "Azaria Management Group, L.L.C") which has been engaged in the business of print management, printing supplies and repair service since 1987. The Company acquired certain assets of his company's printer business on April 1, 2007. Mr. Jensen received a Bachelors Degree in Accounting from the University of Miami in 1985.

     The election of Mr. Jensen to the Board of Directors was made pursuant to the terms of the Letter Agreement dated August 7, 2007, which is discussed in
Item 1.01 of this report on Form 8-K.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: August 13, 2007             By:/s/ Daniel J. Brinker
                                      Daniel J. Brinker
                                      President





















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